Exhibit 23.2

CONSENT

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement (File No. 333-159645) of Ambient Corporation of our opinion dated June 1, 2009, which is Exhibit 5.1 thereto and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of such Registration Statement, as amended.

/s/ Aboudi & Brounstein

February 4, 2010